Exhibit h(iii) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K



                          Amendment #1 to EXHIBIT B

                                                          Dated:  May 10, 2001
                              THE PROVIDENT BANK
                   Transfer and Recordkeeping Fee Schedule


Please delete "Money Market Funds" information under Annual Account Service Fee - Per Fund, and replace with the following:

Annual Account Service Fee - Per Fund
      Money Market Funds - $36,000 annual minimum, includes the first 750 accounts.
      Open accounts over 750, $24.00 per year per account.
      *Closed accounts $12.00 per year per closed accounts in excess of 750.

THE PROVIDENT BANK                  THE RIVERFRONT FUNDS

By  /s/ Michael F. Zimmerlin        By  /s/ Peter J. Germain
Name:  Michael F. Zimmerlin         Name:  Peter J. Germain
Title:  Senior Vice President       Title:  President